Exhibit 99.1

FOR IMMEDIATE RELEASE

DELPHI FINANCIAL GROUP, INC. SETS DATE
FOR SPECIAL STOCKHOLDER MEETING

Wilmington, Delaware, January 30, 2012 – Delphi Financial Group, Inc. (Delphi) (NYSE:DFG) today announced that it has established the date for a special meeting of its stockholders to consider and vote upon a proposal to adopt and approve the previously announced Agreement and Plan of Merger dated December 21, 2011, among Delphi, Tokio Marine Holdings, Inc. (TMHD) and TM Investment (Delaware) Inc., a wholly-owned subsidiary of TMHD and other proposals related to the merger.

Delphi stockholders of record as of the close of business on Thursday, February 2, 2012 will be entitled to notice of the special meeting and to vote at the special meeting. The meeting will be held on Tuesday, March 13, 2012 at 10:00 a.m., local time, at the University Club, One West 54th Street, New York, New York.

On January 30, 2012, the United States Federal Trade Commission notified Delphi and TMHD that early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, has been granted.

Any stockholder questions about the merger, including how to vote shares of Delphi stock, should be directed to Delphi’s proxy solicitor, MacKenzie Partners, Inc., toll-free at (800) 322-2885 or collect at (212) 929-5500.

About Delphi Financial Group, Inc.:

Delphi Financial Group, Inc. is a financial services company focused on specialty insurance and insurance-related businesses. Delphi is a leader in managing all aspects of employee absence to enhance the productivity of its clients and provides the related group insurance coverages: long-term and short-term disability, life, excess workers’ compensation for self-insured employers, large casualty programs including large deductible workers’ compensation, travel accident, dental and limited benefit health insurance. Delphi’s asset accumulation business emphasizes individual annuity products. Delphi’s common stock is listed on the New York Stock Exchange under the symbol DFG and its corporate website address is www.delphifin.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this communication may constitute “forward-looking statements.”  Actual results could differ materially from those projected or forecast in the forward-looking statements.  The factors that could cause actual results to differ materially include those referred to in filings of Delphi Financial Group, Inc. (“Delphi”) with the U.S. Securities and Exchange Commission (the “SEC”), and also include, but are not limited to, the following: operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers or suppliers) may be greater than expected following the announcement of the transaction; the retention of certain key employees at Delphi; the conditions to the completion of the transaction may not be satisfied, or the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; the parties may not be able to meet expectations regarding the timing, completion and accounting and tax treatments of the merger.  Tokio Marine Holdings, Inc. (“Tokio Marine”) and Delphi assume no obligation, and expressly disclaim any obligation, to update the information in this communication, except as otherwise required by law.  Because forward-looking statements contained in this communication speak only as of the date hereof, readers are cautioned not to place undue reliance on these statements.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Delphi by Tokio Marine.  In connection with the proposed acquisition, Delphi has filed a preliminary proxy statement on Schedule 14A, which is available free of charge at the SEC’s web site, http://www.sec.gov, and Delphi’s website, www.delphifin.com. Delphi plans to file and mail to stockholders a definitive proxy statement with respect to the proposed acquisition. SECURITY HOLDERS OF DELPHI ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING DELPHI’S PROXY PRELIMINARY STATEMENT, WHICH IS AVAILABLE NOW, AND THE DEFINITIVE PROXY STATEMENT (WHEN AVAILABLE) BECAUSE THEY CONTAIN (OR WILL CONTAIN) IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.  Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, http://www.sec.gov, and may obtain documents filed by Delphi free of charge from Delphi’s website at www.delphifin.com.  In addition, the definitive proxy statement and other documents filed by Delphi with the SEC (when available) may be obtained from Delphi free of charge by directing a request to Delphi Financial Group, Inc., c/o Investor Relations Department, 1105 North Market Street, Suite 1230, Wilmington, Delaware 19801.

Certain Information Regarding Participants in the Solicitation

Tokio Marine and its directors, executive officers and certain employees and Delphi and its directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from the holders of Delphi common stock in respect of the proposed transaction.  Security holders may obtain information regarding the names, affiliations and interests of Delphi and its directors and executive officers in Delphi’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, which was filed with the SEC on March 1, 2011, and its preliminary proxy statement regarding the proposed transaction, which was filed with the SEC on January 13, 2012.  To the extent that holdings of Delphi securities have changed since the amounts contained in the preliminary proxy statement regarding the proposed transaction, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.  Investors may obtain additional information regarding the interests of such participants by reading the preliminary proxy statement regarding the proposed acquisition, which is available now, and the definitive proxy statement regarding the proposed acquisition, when it becomes available.  The definitive proxy statement and other documents filed by Delphi with the SEC (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and Delphi’s website at www.delphifin.com.

Contact:
Investors:
Bernard J. Kilkelly, Vice President-Investor Relations
Delphi Financial Group, Inc.
Email: bkilkelly@dlfi.com
Tel: +1-212-303-4349

Press:
Steve Lipin
Gemma Hart
Brunswick Group LLC
Tel: +1-212-333-3810